SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form 8-K

                         CURRENT REPORT
Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of report:   MARCH 13, 1997


                SILVERTHORNE PRODUCTION COMPANY
     (Exact name of Registrant as specified in its charter)

     COLORADO                      2-85845-D           84-0189377
(State or other jurisdiction of                   Commission File No. (IRS
Employer Identification No.)
incorporation or organization)

708 Margarita Ave, Coronado, CA 92118                 (619) 522-0010
(Current address of principal executive office)       (Registrant's
                                                 telephone No. with area code)



Item 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     Company received certain property known as Treasure State Pipeline, located in Toole County, Montana, an asset booked and valued at $300,000. This transaction was completed January 7, 1992 in exchange for 75,000 shares of Company common stock. The pipeline did not generate income for Company. Attempts to sell the pipeline did not materialize. November 20, 1996, parties to the original transaction consummated an agreement whereby the 75,000 shares of Company common stock was redeemed in exchange for re-conveyance of the pipeline.

Item 6.        RESIGNATIONS  OF REGISTRANT S DIRECTORS.

     Former Company President/Director, David M. Anderson resigned as officer and director as of November 20, 1996. D.L. Jackson ascended from Vice President to President/CEO. By Action In Lieu of Special Meeting of Board of Directors, November 20, 1996, P.A. Jackson was appointed director to fill said vacant directorship. D.L. Jackson will continue as General Legal Counsel for Company.


                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                          SILVERTHORNE PRODUCTION COMPANY


Dated:  3/24/98           By: /s/ D. L. Jackson
                                  ----------------------------------------
                                  D.L. Jackson, President/CEO and Director